T:\flh\series\10F-3Equity.doc

For the fiscal period ended (s) 6/30/98
File number 811-3623

                         SUB-ITEM 77-0

                         EXHIBITS

           Transactions Effected Pursuant to Rule
10f-3

I.   Equity Portfolio

1.   Name of Issuer
     Fort James

2.   Date of Purchase
     2/12/98

3.   Number of Securities Purchased
     103,994

4.   Dollar Amount of Purchase
     $4,491,500

5.   Price Per Unit
     $43.19

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     Morgan Stanley

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston  Corporation
Edward D. Jones & Co., L.P.
EVEREN Securities, Inc.
Janney Montgomery Scott Inc.
Merrill Lynch & Co.
Merrill    Lynch,   Pierce,   Fenner   &    Smith
Incorporated
Merrill Lynch International
Morgan Stanley & Co. Incorporated
Morgan Stanley & Co. International Limited
Morgan Stanley Dean Witter
Nationsbanc Montgomery Securities LLC
PaineWebber Incorporated
Prudential Securities Incorporated
Robert W. Baird & Co. Incorporated
Salomon Smith Barney
Smith Barney Inc.
Scott & Stringfellow, Inc.